Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-64015, No. 333-76327, No. 333-105838, No. 333-107024, No. 333-109661, No. 333-114146, No. 333-114807, 333-121929, No. 333-126963, No. 333-139646, No. 333-141162, and No. 333-150592), Form S-3/A (No. 333-36080, No. 333-50095, No. 333-89667, No. 333-102215, No. 333-102217, and No. 333-120384) and Form S-8 (No. 333-68462, No. 333-52573, No. 333-29011, No. 333-09159, No. 333-81497, No. 333-102216, and  No. 333-150593) of Vornado Realty Trust and subsidiaries and in the joint registration statements on Form S-3 (No. 333-108138, No. 333-122306, No. 333-138367, and No. 333-162775) and Form S-3/A (No. 333-40787 and No. 333-29013) of Vornado Realty Trust and Vornado Realty L.P. of our report dated February 19, 2010, which includes an explanatory paragraph relating to Lex-Win Concord LLC's ability to continue as a going concern as described in Note 3 to the consolidated financial statements of Lex-Win Concord LLC, which is incorporated by reference in this Annual Report on Form 10‑K.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

March 2, 2010